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                                                                    EXHIBIT 1(Q)

                           PACIFIC HORIZON FUNDS, INC.

                              ARTICLES OF AMENDMENT

         PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies:

                  FIRST: The Charter of the Corporation is hereby amended as follows:

                  By striking out the second sentence of Article VI, Section
(4), of the Restated Articles of Incorporation in its entirety and inserting in lieu thereof the following:

                           The power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into any number of one or more class or classes of capital stock and to divide and classify shares of any class into one or more series of such class.

                  SECOND: The foregoing amendment to the Charter was advised by the Board of Directors and approved by the shareholders of the Corporation.

                  IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf

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by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 4th day of May, 1990.

                                       PACIFIC HORIZON FUNDS, INC.

[SEAL]                                 By: /s/ Thomas M. Collins
                                          ---------------------------
                                           Thomas M. Collins
                                           President

Attest: /s/ W. Bruce McConnel, III
       --------------------------------
       W. Bruce McConnel, III
       Secretary

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                                   CERTIFICATE

                  The undersigned, President of PACIFIC HORIZON FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

Dated:  May 4, 1990                    /s/ Thomas M. Collins
                                       ---------------------
                                       Thomas M. Collins
                                       President

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